United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

INTERCONTINENTAL EXCHANGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway Suite 500 Atlanta, GA 30328
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (770) 857-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2014, Intercontinental Exchange, Inc. (“ICE”) entered into an underwriting agreement (the “Underwriting Agreement”) with ICE Europe Parent Limited (the “Selling Shareholder”), a wholly owned subsidiary of ICE, Euronext N.V. (“Euronext”) and the managers named therein (the “Managers”) in connection with the offering and sale by the Selling Shareholder of 42,248,881 ordinary shares of Euronext (the “Offer Shares”) at an offer price of €20.00 per Offer Share (the “Offering”). Pursuant to the Underwriting Agreement, the Selling Shareholder granted to the joint global coordinators in the Offering an over-allotment option, exercisable within 30 days after June 20, 2014, under which the joint global coordinators may require the Selling Shareholder to sell up to an additional 4,210,823 ordinary shares of Euronext. Upon closing of the Offering on June 24, 2014, ICE’s equity interest in Euronext was reduced to 6.02% of Euronext’s ordinary share capital. ICE may continue to hold up to 4,210,823 of the 70,000,000 total issued and outstanding ordinary shares of Euronext if the over-allotment option is not exercised in full.  Any shares that are continued to be held by ICE will be subject to a 180-day lock-up period. If the over-allotment option is exercised in full, ICE will no longer hold any shares in Euronext.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

This report does not constitute an offer for sale of, or a solicitation of an offer to purchase or subscribe for, any securities in the United States. No securities of Euronext have been, or will be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the securities referred to herein may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States. There will be no public offering of the securities in the United States.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation.

As previously disclosed on a Current Report on Form 8-K filed by ICE on June 10, 2014, ICE confirms the resignation of Jan-Michiel Hessels from his position as a director of ICE effective June 24, 2014 so that he can continue serving as a director of Euronext. There were no disagreements between Mr. Hessels and ICE on any matters related to ICE’s operations, policies or practices. Mr. Hessels was not a member of any committees of the Board of Directors of ICE.

Item 7.01.	Regulation FD Disclosure.

In connection with the closing of the Offering, ICE issued a press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

 Arrangements between Euronext and ICE in connection with the Offering

In connection with the separation of Euronext from ICE resulting from the Offering, Euronext and ICE have entered into a series of services agreements and related agreements (“SLAs”) to ensure that Euronext and ICE (including LIFFE) can continue to operate their respective businesses. Principally, there are certain core services provided by ICE to Euronext (“ICE Core Services”). Further, there will be ancillary services to be provided by ICE to Euronext (the “ICE Ancillary Services”) and Euronext will also provide certain ancillary services in return (“Euronext Ancillary Services”) (together, “Ancillary Services”).

The ICE Core Services cover data center services to Euronext from the Basildon site, including housing the data center equipment and providing related services, co-location services directly to Euronext members on terms that are no worse than the terms on which ICE currently provides equivalent co-location services to its members, and application services related to the Secure Financial Transaction Infrastructure (“SFTI”) network, including logical connections to the relevant Euronext products between the subscriber and host infrastructure, to Euronext customers on terms that, in the aggregate, are no worse than the standard terms on which ICE provides equivalent connectivity services to its customers. The ICE Ancillary Services include market data services and market operations, communication services to Euronext offices and IT services in the United States, while the Euronext Ancillary Services cover finance, market data services and market operations.

Some SLAs are transitional in nature and will continue for a specified initial term until Euronext develops its own independent capabilities or when ICE no longer requires such services from Euronext, either because of the completion of the migration of contracts traded on LIFFE to ICE Futures Europe or otherwise. This will vary with the types of services to be provided. The agreements governing the ICE Core Services have longer terms: the data center services agreement has an initial term of five years, with automatic renewal for a further five-year period unless terminated by either party upon notice at least 12 months, but no earlier than 24 months, before the end of the initial term. The co-location services agreement and SFTI network connectivity agreement both have terms of five years unless terminated earlier with mutual agreement.

Euronext will pay ICE mutually agreed-upon fees for the ICE data center services and Ancillary Services, and ICE will pay Euronext mutually agreed-upon fees for the Euronext Ancillary Services during the period for which services are performed under the agreements. ICE will also pay Euronext a commission on the revenue it earns from the colocation and connectivity services provided to Euronext’s customers. If the term of the agreements were to be extended beyond the duration provided for in the agreements (including any extension period), such fees may be renegotiated.

In connection with the Offering, Euronext and ICE have also entered into a deed of separation dealing with the conduct of various matters between the parties following the Offering. The principal terms of the deed of separation relate to non-solicitation of executives or senior management, mutual release and indemnification against certain liabilities or claims existing or arising in connection with the separation of Euronext from ICE, indemnification by Euronext in respect of certain guarantees provided by ICE entities of the obligations of Euronext and its subsidiaries, and financial reporting, audit and accounting and related covenants.

Euronext and ICE also have entered into licensing arrangements in respect of the universal trading platform (“UTP”) and related trading technology as set out in the UTP and Trading Technology License Deed. In addition, there are other licenses granted in respect of the use of equity indices and related trademarks, the UTP trademark, certain website code and certain patent applications.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Underwriting Agreement dated as of June 19, 2014 among Euronext N.V., Intercontinental Exchange, Inc., ICE Europe Parent Ltd, and the Managers named therein.

99.1	Press Release dated as of June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: June 25, 2014	By:	/s/ Scott A. Hill
SCOTT A. HILL Chief Financial Officer